Exhibit 99.1

Media:	Corey Kerr (614) 757-3383 corey.kerr@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS STRONG FISCAL 2011 GROWTH

ON RECORD REVENUES; PROVIDES FISCAL 2012 OUTLOOK

•	Fourth-quarter revenue increases 9 percent to $27 billion; Full-year revenue increases 4 percent to $103 billion

•	Fourth-quarter diluted earnings per share from continuing operations increase by 7 percent to $0.58, or 18 percent to $0.59 on a non-GAAP basis[1]

•	Fiscal 2011 diluted earnings per share from continuing operations increase by 69 percent to $2.74, or 20 percent to $2.67 on a non-GAAP basis

•

Fiscal 2012 outlook for non-GAAP diluted earnings per share of $3.04 to $3.19 based on new non-GAAP definition that excludes amortization of acquisition-related intangible assets[2]; fiscal 2011 diluted EPS under new non-GAAP definition is $2.80

DUBLIN, Ohio, Aug. 4, 2011 — Cardinal Health today reported fourth-quarter fiscal 2011 revenues of $26.8 billion and non-GAAP diluted earnings per share (EPS) from continuing operations of $0.59, up 18 percent. For fiscal 2011, revenues increased 4 percent to $103 billion, and non-GAAP diluted EPS increased 20 percent to $2.67.

Outlook for non-GAAP diluted earnings per share from continuing operations in fiscal 2012 is $3.04 to $3.19 under the company’s new non-GAAP definition, which excludes approximately $0.14 of amortization of acquisition-related intangible assets in fiscal 2012. Fiscal 2011 non-GAAP diluted EPS from continuing operations under this new non-GAAP definition is $2.80.

“Fiscal 2011 was an outstanding year for us. Our organization executed against our key operational and financial objectives and took action on a number of important strategic priorities which will strengthen our long-term positioning,” said George Barrett, chairman and chief executive officer of Cardinal Health. “Our Pharmaceutical Segment finished the year with another excellent quarter, recording 30 percent profit growth over the prior year, which reflects strong growth from strengthened generic programs and solid contribution from the acquisitions we completed earlier in the fiscal year. And although commodity costs and sluggish utilization continued to challenge our Medical Segment, we are taking actions to mitigate their impact. The underlying performance of the business is strong, and the strategic initiatives we implemented this year position us to best serve our customers’ evolving needs.”

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Q4 and Fiscal 2011 SUMMARY

	Q4 FY11	Q4 FY10	Y/Y	FY11	FY10	Y/Y
Revenue	$26.8 billion	$24.5 billion	9%	$102.6 billion	$98.5 billion	4%

Operating Earnings	$359 million	$334 million	7%	$1.5 billion	$1.3 billion	16%
Non-GAAP Operating Earnings[3]	$362 million	$317 million	14%	$1.6 billion	$1.4 billion	14%

Earnings from Continuing Operations	$207 million	$194 million	7%	$966 million	$587 million	65%
Non-GAAP Earnings from Continuing Operations[4]	$208 million	$181 million	15%	$941 million	$804 million	17%

Diluted EPS from Continuing Operations	$0.58	$0.54	7%	$2.74	$1.62	69%
Non-GAAP Diluted EPS from Continuing Operations	$0.59	$0.50	18%	$2.67	$2.22	20%

SEGMENT RESULTS

Pharmaceutical Segment

Fourth-quarter revenue for the Pharmaceutical Segment, driven by recent acquisitions and sales to existing customers, increased 10 percent to $24.5 billion. Acquisitions contributed 6 percentage points to the quarterly revenue growth. Sales to non-bulk customers increased 20 percent to $13.8 billion. Segment profit for the quarter increased 30 percent to $295 million, reflecting the contribution from strong generics programs, as well as acquisitions, which contributed 12 percentage points to the segment profit growth in the quarter. Solid performance under our branded manufacturer agreements also was a positive driver.

For the full year, revenue for the Pharmaceutical Segment increased 4 percent to $93.7 billion, and segment profit increased 26 percent to $1.3 billion.

	Q4 FY11	Q4 FY10	Y/Y	FY11	FY10	Y/Y
Revenue	$24.5 billion	$22.3 billion	10%	$93.7 billion	$89.8 billion	4%
Segment Profit	$295 million	$227 million	30%	$1.3 billion	$1.0 billion	26%

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Medical Segment

Fourth-quarter revenue for the Medical Segment increased 7 percent to $2.3 billion, primarily from sales growth to existing customers and the impact of transitioning the company’s distribution model with CareFusion from a fee-for-service-based arrangement to a traditional branded distribution agreement. Segment profit decreased 24 percent to $78 million, primarily driven by the negative impact of commodity price increases, certain inventory-related charges and investments made to enhance business IT systems, which were partially offset by the impact of increased volume to existing customers and net new business.

For the full year, Medical Segment revenue increased 2 percent to $8.9 billion, and segment profit decreased 14 percent to $370 million.

	Q4 FY11	Q4 FY10	Y/Y	FY11	FY10	Y/Y
Revenue	$2.3 billion	$2.2 billion	7%	$8.9 billion	$8.8 billion	2%
Segment Profit	$78 million	$102 million	(24%)	$370 million	$428 million	(14%)

ADDITIONAL YEAR-END AND RECENT HIGHLIGHTS

•	Increased the regular quarterly dividend by 10 percent to $0.215 per share, effective July 2011

•	Announced election of David P. King, chairman and chief executive officer, Laboratory Corp. of America Holdings, to Cardinal Health board of directors

•

Announced addition of South Carolina Oncology Associates (SCOA), the largest community oncology practice in the state, serving more than 800 patients per day, to the company’s VitalSource GPO, representing another important step in building Cardinal Health Specialty Solutions

•	In partnership with Aetna, announced expansion of evidence-based program to improve cancer care treatment and cost efficiency

•	Opened The Center for the Advancement of Molecular Imaging, a new, first-of-its-kind collaboration laboratory that will expedite the development of nuclear imaging agents that treat complex diseases

CONFERENCE CALL

Cardinal Health will host a webcast and conference call today at 8:00 a.m. Eastern Daylight Time to discuss fourth-quarter and full-year results and its future outlook. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com/investors. The call also can be accessed by dialing 617-224-4326, passcode 35900182. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will also be available until Sept. 4 by dialing 617-801-6888, passcode10207611.

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UPCOMING EVENTS

•	Robert W. Baird 2011 Healthcare Conference on Sept. 7 at 10:30 a.m. Eastern Daylight Time at the New York Palace Hotel

•	Stifel Nicolaus Healthcare Conference on Sept. 8 at 9 a.m. Eastern Daylight Time at the Four Seasons in Boston

At these events, Cardinal Health executives will discuss the company’s diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, including remarks, go to the Investors page at cardinalhealth.com/investors.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $103 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #19 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com and @CardinalHealth on Twitter.

[1]	Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.
2.

In fiscal 2012, Cardinal Health will use a new definition of non-GAAP diluted EPS from continuing operations. The new definition excludes amortization of acquisition-related intangible assets in addition to the items currently excluded. The attached tables present the new non-GAAP diluted EPS from continuing operations and other non-GAAP earnings measures for fiscal 2011 and 2010 and a reconciliation of the differences between the new non-GAAP measures and their most directly comparable GAAP financial measures and non-GAAP measures under the historical definition.

[3]

Non-GAAP operating earnings: Operating earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, and (5) Other Spinoff Costs included within distribution, selling, general and administrative expenses.

4.

Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, (5) Other Spinoff Costs (as defined at the end of the attached tables), and (6) gain on sale of CareFusion stock, each net of tax.

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A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at cardinalhealth.com.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include (but are not limited to) uncertainties related to demand for Cardinal Health’s products and services; uncertainties relating to Cardinal Health’s ability to retain customers and employees of acquired businesses, including Kinray, Yong Yu and P4 Healthcare, and to achieve the expected benefits from the acquired businesses; uncertainties due to government health care reform including federal health care reform legislation; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; the timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the effects of any investigation by any regulatory authority, including with respect to compliance with the Foreign Corrupt Practices Act. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports. This news release reflects management’s views as of Aug. 4, 2011. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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Schedule 1

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Fourth Quarter
(in millions, except per Common Share amounts)	2011	2010	% Change

Revenue	$26,763.5	$24,459.6	9%
Cost of products sold	25,720.1	23,555.5	9%

Gross margin	1,043.4	904.1	15%
Operating expenses:
Distribution, selling, general and administrative expenses	683.8	588.2	16%
Restructuring and employee severance	4.9	6.4	N.M.
Acquisition-related costs	1.1	8.3	N.M.
Impairments and loss on sale of assets	0.4	0.9	N.M.
Litigation (recoveries)/charges, net	(5.6)	(33.6)	N.M.

Operating earnings	358.8	333.9	7%

Other (income)/expense, net	(2.6)	2.3	N.M.
Interest expense, net	23.8	24.5	(3)%
Gain on sale of investment in CareFusion	(3.7)	(1.3)	N.M.

Earnings before income taxes and discontinued operations	341.3	308.4	11%

Provision for income taxes	134.0	114.6	17%

Earnings from continuing operations	207.3	193.8	7%

Earnings/(loss) from discontinued operations (net of tax expense of $4.7 million and $0.0 million for the fourth quarter of fiscal 2011 and 2010, respectively)	(4.6)	29.7	N.M.

Net earnings	$202.7	$223.5	(9)%

Basic earnings/(loss) per Common Share:
Continuing operations	$0.59	$0.54	9%
Discontinued operations	(0.01)	0.08	N.M.

Net basic earnings per Common Share	$0.58	$0.62	(6)%

Diluted earnings/(loss) per Common Share:
Continuing operations	$0.58	$0.54	7%
Discontinued operations	(0.01)	0.08	N.M.

Net diluted earnings per Common Share	$0.57	$0.62	(8)%

Weighted average number of Common Shares outstanding:
Basic	349.4	358.3
Diluted	354.6	361.8

Schedule 2

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Fiscal Year
(in millions, except per Common Share amounts)	2011	2010	% Change

Revenue	$102,644.2	$98,502.8	4%
Cost of products sold	98,482.2	94,722.1	4%

Gross margin	4,162.0	3,780.7	10%
Operating expenses:
Distribution, selling, general and administrative expenses	2,594.8	2,408.0	8%
Restructuring and employee severance	15.5	90.7	N.M.
Acquisition-related costs	22.9	8.4	N.M.
Impairments and loss on sale of assets	8.6	29.1	N.M.
Litigation (recoveries)/charges, net	6.2	(62.4)	N.M.

Operating earnings	1,514.0	1,306.9	16%

Other income, net	(21.8)	(13.5)	63%
Interest expense, net	92.8	113.5	(18)%
Loss on extinguishment of debt	—	39.9	N.M.
Gain on sale of investment in CareFusion	(75.3)	(44.6)	N.M.

Earnings before income taxes and discontinued operations	1,518.3	1,211.6	25%

Provision for income taxes	552.1	624.6	(12)%

Earnings from continuing operations	966.2	587.0	65%

Earnings/(loss) from discontinued operations (net of tax expense of $8.0 million and $35.5 million for fiscal 2011 and 2010, respectively)	(7.2)	55.2	N.M.

Net earnings	$959.0	$642.2	49%

Basic earnings/(loss) per Common Share:
Continuing operations	$2.77	$1.64	69%
Discontinued operations	(0.02)	0.15	N.M.

Net basic earnings per Common Share	$2.75	$1.79	54%

Diluted earnings/(loss) per Common Share:
Continuing operations	$2.74	$1.62	69%
Discontinued operations	(0.02)	0.15	N.M.

Net diluted earnings per Common Share	$2.72	$1.77	54%

Weighted average number of Common Shares outstanding:
Basic	348.6	358.8
Diluted	352.5	361.4

Schedule 3

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	June 30, 2011	June 30, 2010
	(UNAUDITED)

Assets
Cash and equivalents	$1,929.3	$2,755.3
Trade receivables, net	6,155.7	5,170.6
Inventories	7,334.2	6,355.9
Prepaid expenses and other	896.7	637.1

Total current assets	16,315.9	14,918.9

Property and equipment, net	1,512.2	1,468.8
Investment in CareFusion	—	691.5
Goodwill and other intangibles, net	4,259.0	2,253.2
Other assets	758.8	657.8

Total assets	$22,845.9	$19,990.2

Liabilities and Shareholders’ Equity
Accounts payable	$11,331.5	$9,494.9
Current portion of long-term obligations and other short-term borrowings	326.7	233.2
Other accrued liabilities	1,711.3	1,809.5

Total current liabilities	13,369.5	11,537.6

Long-term obligations, less current portion	2,175.3	1,896.1
Deferred income taxes and other liabilities	1,452.5	1,280.4
Total shareholders’ equity	5,848.6	5,276.1

Total liabilities and shareholders’ equity	$22,845.9	$19,990.2

Schedule 4

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Fourth Quarter		Fiscal Year
(in millions)	2011	2010	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$202.7	$223.5	$959.0	$642.2
(Earnings)/loss from discontinued operations	4.6	(29.7)	7.2	(55.2)

Earnings from continuing operations	207.3	193.8	966.2	587.0

Adjustments to reconcile earnings from continuing operations to net cash from operations:
Depreciation and amortization	74.1	60.0	313.3	254.4
Loss on extinguishment of debt	—	—	—	39.9
Gain on sale of investment in CareFusion	(3.7)	(1.3)	(75.3)	(44.6)
Impairments and loss on sale of assets	0.4	0.9	8.6	29.1
Share-based compensation	19.1	20.6	79.5	99.5
Provision for deferred income taxes	128.0	120.2	128.0	120.2
Provision for bad debts	5.1	(6.4)	27.2	26.8
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in trade receivables	121.7	386.0	(457.2)	20.6
Decrease/(increase) in inventories	383.5	858.5	(664.7)	477.4
Increase/(decrease) in accounts payable	(629.9)	(1,271.7)	1,356.5	451.0
Other accrued liabilities and operating items, net	(185.7)	(35.9)	(287.0)	(74.6)

Net cash provided by operating activities—continuing operations	119.9	324.7	1,395.1	1,986.7
Net cash provided by/(used in) operating activities—discontinued operations	—	(0.4)	(0.5)	147.4

Net cash provided by operating activities	119.9	324.3	1,394.6	2,134.1

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from divestitures and sale of property and equipment	0.1	141.3	3.0	158.6
Acquisition of subsidiaries, net of cash acquired	(4.5)	—	(2,299.5)	(32.0)
Purchase of held-to-maturity investment securities	—	—	(155.6)	—
Additions to property and equipment	(105.4)	(119.8)	(291.3)	(260.3)
Proceeds from sale of CareFusion common stock	—	—	705.9	270.7
Proceeds from maturities of held-to-maturity securities	9.5	—	9.5	—

Net cash provided by/(used in) investing activities—continuing operations	(100.3)	21.5	(2,028.0)	137.0
Net cash used in investing activities—discontinued operations	—	—	—	(9.9)

Net cash provided by/(used in) investing activities	(100.3)	21.5	(2,028.0)	127.1

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of contingent consideration	(10.2)	—	(10.2)	—
Net change in short-term borrowings	4.9	—	46.4	—
Reduction of long-term obligations	(0.5)	(0.4)	(228.6)	(1,485.5)
Proceeds from long-term obligations, net of issuance costs	—	—	494.5	—
Proceeds from issuance of Common Shares	27.0	15.5	63.0	40.0
Tax disbursements from exercises of stock options	(5.0)	(1.3)	(13.7)	(16.1)
Payment of premiums for debt extinguishment	—	—	—	(66.4)
Dividends on Common Shares	(68.3)	(62.9)	(274.2)	(253.1)
Purchase of treasury shares	—	(180.2)	(269.8)	(230.2)

Net cash used in financing activities—continuing operations	(52.1)	(229.3)	(192.6)	(2,011.3)
Net cash provided by financing activities—discontinued operations	—	—	—	1,283.8

Net cash used in financing activities	(52.1)	(229.3)	(192.6)	(727.5)

NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS	(32.5)	116.5	(826.0)	1,533.7

CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	1,961.8	2,638.8	2,755.3	1,221.6

CASH AND EQUIVALENTS AT END OF PERIOD	$1,929.3	$2,755.3	$1,929.3	$2,755.3

Schedule 5

CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	Fourth Quarter		Non-GAAP Fourth Quarter
(in millions)	2011	2010	2011	2010

Revenue
Amount	$26,764	$24,460
Growth Rate	9%	0.5%

Operating Earnings
Amount	$359	$334	$362	$317
Growth Rate	7%	9%	14%	(11)%

Earnings from Continuing Operations
Amount	$207	$194	$208	$181
Growth Rate	7%	(4)%	15%	(21)%

	Fiscal Year		Non-GAAP Fiscal Year
	2011	2010	2011	2010

Revenue
Amount	$102,644	$98,503
Growth Rate	4%	3%

Operating Earnings
Amount	$1,514	$1,307	$1,577	$1,383
Growth Rate	16%	1%	14%	(2)%

Earnings from Continuing Operations
Amount	$966	$587	$941	$804
Growth Rate	65%	(23)%	17%	(2)%

Refer to the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

Schedule 6

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Fourth Quarter
(in millions)	2011	2010

PHARMACEUTICAL

Revenue
Amount	$24,458	$22,307
Growth Rate	10%	0.2%
Mix	91%	91%

Segment Profit
Amount	$295	$227
Growth Rate	30%	(17)%
Mix	79%	69%
Segment Profit Margin	1.21%	1.02%

	Fourth Quarter
(in millions)	2011	2010

MEDICAL

Revenue
Amount	$2,312	$2,158
Growth Rate	7%	3%
Mix	9%	9%

Segment Profit
Amount	$78	$102
Growth Rate	(24)%	22%
Mix	21%	31%
Segment Profit Margin	3.35%	4.75%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the three months ended June 30, 2011 was $26,764 million, which included total segment revenue of $26,770 million and Corporate revenue of ($6) million. Total consolidated revenue for the three months ended June 30, 2010 was $24,460 million, which included total segment revenue of $24,465 million and Corporate revenue of ($5) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the three months ended June 30, 2011 were $359 million, which included total segment profit of $373 million and Corporate costs of ($14) million. Total consolidated operating earnings for the three months ended June 30, 2010 were $334 million, which included total segment profit of $329 million and Corporate income of $5 million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs, impairments and loss on sale of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 7

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Fiscal Year
(in millions)	2011	2010

PHARMACEUTICAL

Revenue
Amount	$93,744	$89,790
Growth Rate	4%	2%
Mix	91%	91%

Segment Profit
Amount	$1,265	$1,002
Growth Rate	26%	(3)%
Mix	77%	70%
Segment Profit Margin	1.35%	1.12%

	Fiscal Year
(in millions)	2011	2010

MEDICAL

Revenue
Amount	$8,922	$8,750
Growth Rate	2%	7%
Mix	9%	9%

Segment Profit
Amount	$370	$428
Growth Rate	(14)%	11%
Mix	23%	30%
Segment Profit Margin	4.15%	4.89%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the fiscal year ended June 30, 2011 was $102,644 million, which included total segment revenue of $102,666 million and Corporate revenue of ($22) million. Total consolidated revenue for the fiscal year ended June 30, 2010 was $98,503 million, which included total segment revenue of $98,540 million and Corporate revenue of ($37) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the fiscal year ended June 30, 2011 were $1,514 million, which included total segment profit of $1,635 million and Corporate costs of ($121) million. Total consolidated operating earnings for the fiscal year ended June, 2010 were $1,307 million, which included total segment profit of $1,430 million and Corporate costs of ($123) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs, impairments and loss on sale of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 8

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	Fourth Quarter		Fiscal Year
(in millions, except per Common Share amounts)	2011	2010	2011	2010

Restructuring and Employee Severance
Restructuring and employee severance	$(4.9)	$(6.4)	$(15.5)	$(90.7)
Tax benefit	1.8	1.7	5.8	31.7

Restructuring and employee severance, net of tax	$(3.1)	$(4.7)	$(9.7)	$(59.0)

Decrease to diluted EPS from continuing operations	$(0.01)	$(0.01)	$(0.03)	$(0.16)

Acquisition-Related Costs
Acquisition-related costs	$(1.1)	$(8.3)	$(22.9)	$(8.4)
Tax benefit/(expense)	(1.5)	2.7	0.8	2.7

Acquisition related costs, net of tax	$(2.6)	$(5.6)	$(22.1)	$(5.7)

Decrease to diluted EPS from continuing operations	$(0.01)	$(0.02)	$(0.06)	$(0.02)

Impairments and Loss on Sale of Assets
Impairments and loss on sale of assets	$(0.4)	$(0.9)	$(8.6)	$(29.1)
Tax benefit/(expense)	0.1	(1.9)	3.2	(5.1)

Impairments and loss on sale of asset, net of tax	$(0.3)	$(2.8)	$(5.4)	$(34.2)

Decrease to diluted EPS from continuing operations	$—	$(0.01)	$(0.02)	$(0.09)

Litigation (Recoveries)/Charges, Net
Litigation (recoveries)/charges, net	$5.6	$33.6	$(6.2)	$62.4
Tax expense	(2.2)	(12.3)	(0.8)	(23.2)

Litigation (recoveries)/charges, net, net of tax	$3.4	$21.3	$(7.0)	$39.2

Increase/(decrease) to diluted EPS from continuing operations	$0.01	$0.06	$(0.02)	$0.11

Other Spin-Off Costs
Other spin-off costs [1]	$(2.2)	$(1.6)	$(9.6)	$(53.1)
Tax benefit/(expense) [2]	0.8	4.7	3.6	(148.5)

Other spin-off costs, net of tax	$(1.4)	$3.1	$(6.0)	$(201.6)

Increase/(decrease) to diluted EPS from continuing operations	$—	$0.01	$(0.02)	$(0.56)

Gain on Sale of CareFusion Stock
Gain on sale of CareFusion stock	$3.7	$1.3	$75.3	$44.6
Tax expense	—	—	—	—

Gain on sale of CareFusion stock, net of tax	$3.7	$1.3	$75.3	$44.6

Increase to diluted EPS from continuing operations	$0.01	$—	$0.21	$0.12

Weighted Average Number of Diluted Shares Outstanding	354.6	361.8	352.5	361.4

[1]

Other spin-off costs included in other income, net for the fiscal year ended June 30, 2011 and 2010 were $0 million and $2.4 million, respectively. Other spin-off costs also included the $39.9 million loss on extinguishment of debt for the fiscal year ended June 30, 2010. The remaining other spin-off costs are included within distribution, selling, general and administrative expenses for all periods presented.

[2]

The fiscal 2010 tax expense associated with the other spin-off costs included $168.3 million related to the anticipated repatriation of a portion of cash loaned to our entities within the United States.

Schedule 9

CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	Fourth Quarter		Fiscal Year
	2011	2010	2011	2010

Days Sales Outstanding	20.3	18.6
Days Inventory on Hand	22.5	21.5
Days Payable Outstanding	34.8	32.1
Net Working Capital Days	8.0	8.0

Debt to Total Capital	30%	29%
Net Debt to Capital	9%	(13)%

Return on Equity	14.1%	16.8%	17.5%	10.9%
Non-GAAP Return on Equity	14.4%	15.8%	17.2%	16.3%

Effective Tax Rate from Continuing Operations	39.3%	37.2%	36.4%	51.6%
Non-GAAP Effective Tax Rate from Continuing Operations	39.0%	37.7%	37.5%	37.5%

Refer to the GAAP / Non-GAAP Reconciliation for non-GAAP calculations. Refer to DSO, DIOH and DPO below for definitions and calculation.

Schedule 10

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

(in millions, except per Common Share amounts)

	Fourth Quarter 2011
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$359	7%	$341	$134	$207	7%	$0.58	7%
Restructuring and Employee Severance	$5		$5	$2	$3		$0.01
Acquisition-Related Costs	$1		$1	($2)	$3		$0.01
Impairments and Loss on Sale of Assets	—		—	—	—		—
Litigation (Recoveries)/Charges, Net	($6)		($6)	($2)	($3)		($0.01)
Other Spinoff Costs	$2		$2	$1	$1		—
Gain on Sale of CareFusion Stock	—		($4)	—	($4)		($0.01)
Non-GAAP	$362	14%	$341	$133	$208	15%	$0.59	18%

	Fiscal Year 2011
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$1,514	16%	$1,518	$552	$966	65%	$2.74	69%
Restructuring and Employee Severance	$16		$16	$6	$10		$0.03
Acquisition-Related Costs	$23		$23	$1	$22		$0.06
Impairments and Loss on Sale of Assets	$9		$9	$3	$5		$0.02
Litigation (Recoveries)/Charges, Net	$6		$6	($1)	$7		$0.02
Other Spinoff Costs	$10		$10	$4	$6		$0.02
Gain on Sale of CareFusion Stock	—		($75)	—	($75)		($0.21)
Non-GAAP	$1,577	14%	$1,506	$565	$941	17%	$2.67	20%

	Fourth Quarter 2010
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$334	9%	$308	$115	$194	(4)%	$0.54	(4)%
Restructuring and Employee Severance	$6		$6	$2	$5		$0.01
Acquisition-Related Costs	$8		$8	$3	$6		$0.02
Impairments and Loss on Sale of Assets	$1		$1	($2)	$3		$0.01
Litigation (Recoveries)/Charges, Net	($34)		($34)	($12)	($21)		($0.06)
Other Spinoff Costs	$2		$2	$5	($3)		($0.01)
Gain on Sale of CareFusion Stock	—		($1)	—	($1)		—
Non-GAAP	$317	(11)%	$291	$110	$181	(21)%	$0.50	(21)%

	Fiscal Year 2010
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$1,307	1%	$1,212	$625	$587	(23)%	$1.62	(23)%
Restructuring and Employee Severance	$91		$91	$32	$59		$0.16
Acquisition-Related Costs	$8		$8	$3	$6		$0.02
Impairments and Loss on Sale of Assets	$29		$29	($5)	$34		$0.09
Litigation (Recoveries)/Charges, Net	($62)		($62)	($23)	($39)		($0.11)
Other Spinoff Costs	$11		$53	($149)	$202		$0.56
Gain on Sale of CareFusion Stock	—		($45)	—	($45)		($0.12)
Non-GAAP	$1,383	(2)%	$1,286	$482	$804	(2)%	$2.22	(2)%

The sum of the components may not equal the total due to rounding.

1	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.

Schedule 11

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Fourth Quarter	Fourth Quarter
(in millions)	2011	2010

GAAP Return on Equity	14.1%	16.8%

Non-GAAP Return on Equity
Net earnings	$202.7	$223.5
Restructuring and employee severance, net of tax, in continuing operations[1]	3.1	4.7
Acquisition-related costs, net of tax, in continuing operations[1]	2.6	5.6
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	0.3	2.8
Litigation (recoveries)/charges, net, net of tax, in continuing operations[1]	(3.4)	(21.3)
Other spin-off costs, net of tax[1]	1.4	(3.1)
Gain on sale of CareFusion stock, net of tax[1]	(3.7)	(1.3)
CareFusion net (earnings)/loss in discontinued operations[1,2]	4.4	(0.4)

Adjusted net earnings	$207.4	$210.5
Annualized	829.6	842.0
Divided by average shareholders’ equity³	5,752.7	5,318.5
Non-GAAP Return on Equity	14.4%	15.8%

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.
[3]	The average shareholders’ equity shown above is calculated using the average of the prior and current quarters.

Schedule 12

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Fiscal Year	Fiscal Year
(in millions)	2011	2010

GAAP Return on Equity	17.5%	10.9%

Non-GAAP Return on Equity
Net earnings	$959.0	$642.2
Restructuring and employee severance, net of tax, in continuing operations[1]	9.7	59.0
Acquisition-related costs, net of tax, in continuing operations[1]	22.1	5.7
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	5.4	34.2
Litigation (recoveries)/charges, net, net of tax, in continuing operations[1]	7.0	(39.2)
Other spin-off costs, net of tax[1]	6.0	201.6
Gain on sale of CareFusion stock, net of tax[1]	(75.3)	(44.6)
CareFusion net (earnings)/loss in discontinued operations[1,2]	7.7	(15.0)

Adjusted net earnings	$941.6	$843.9

	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	2011	2011	2011	2011	2010	2010	2010	2010	2010	2009
Non-GAAP Shareholders’ Equity
Total shareholders’ equity	$5,848.6	$5,656.8	$5,421.4	$5,239.0	$5,276.1	$5,276.1	$5,360.9	$5,226.1	$4,941.2	$8,724.7
Non-cash dividend related to CareFusion spin-off	—	—	—	—	—	—	—	—	—	(3,687.7)

Non-GAAP shareholders’ equity	$5,848.6	$5,656.8	$5,421.4	$5,239.0	$5,276.1	$5,276.1	$5,360.9	$5,226.1	$4,941.2	$5,037.0

Divided by average shareholders’ equity	5,488.4					5,168.3

Non-GAAP Return on Equity	17.2%					16.3%

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

Schedule 13

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Fourth Quarter		Fiscal Year
(in millions)	2011	2010	2011	2010

GAAP Effective Tax Rate from Continuing Operations	39.3%	37.2%	36.4%	51.6%

Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$341.3	$308.4	$1,518.3	$1,211.6
Restructuring and employee severance	4.9	6.4	15.5	90.7
Acquisiton-related costs	1.1	8.3	22.9	8.4
Impairments and loss on sale of assets	0.4	0.9	8.6	29.1
Litigation (recoveries)/charges, net	(5.6)	(33.6)	6.2	(62.4)
Other spin-off costs	2.2	1.6	9.6	53.1
Gain on sale of CareFusion stock	(3.7)	(1.3)	(75.3)	(44.6)

Adjusted earnings before income taxes and discontinued operations	$340.6	$290.7	$1,505.8	$1,285.9

Provision for income taxes[1]	$134.0	$114.6	$552.1	$624.6
Restructuring and employee severance tax benefit[1]	1.8	1.7	5.8	31.7
Acquisiton-related costs tax benefit/(expense)[1]	(1.5)	2.7	0.8	2.7
Impairments and loss on sale of assets tax benefit/(expense)[1]	0.1	(1.9)	3.2	(5.1)
Litigation (recoveries)/charges, net tax expense[1]	(2.2)	(12.3)	(0.8)	(23.2)
Other spin-off costs tax benefit/(expense)[1]	0.8	4.7	3.6	(148.5)
Gain on sale of CareFusion stock tax expense[1]	—	—	—	—

Adjusted provision for income taxes	$133.0	$109.5	$564.7	$482.2

Non-GAAP Effective Tax Rate from Continuing Operations	39.0%	37.7%	37.5%	37.5%

	Fourth Quarter
	2011	2010

Debt to Total Capital	30%	29%

Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$326.7	$233.2
Long-term obligations, less current portion	2,175.3	1,896.1

Debt	$2,502.0	$2,129.3
Cash and equivalents	(1,929.3)	(2,755.3)

Net debt	$572.7	$(626.0)
Total shareholders’ equity	$5,848.6	$5,276.1
Capital	$6,421.3	$4,650.1
Net Debt to Capital	9%	(13)%

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.

Schedule 14

CARDINAL HEALTH, INC. AND SUBSIDIARIES

	Fourth Quarter
(in millions)	2011	2010

Days Sales Outstanding	20.3	18.6

Days Inventory on Hand
Inventories	$7,334.2	$6,355.9

Cost of products sold	$25,720.1	$23,555.5
Chargeback billings	3,555.9	3,066.0

Adjusted cost of products sold	$29,276.0	$26,621.5

Adjusted cost of products sold divided by 90 days	$325.3	$295.8

Days Inventory on Hand	22.5	21.5

Days Payable Outstanding
Accounts payable	$11,331.5	$9,494.9

Cost of products sold	$25,720.1	$23,555.5
Chargeback billings	3,555.9	3,066.0

Adjusted cost of products sold	$29,276.0	$26,621.5

Adjusted cost of products sold divided by 90 days	$325.3	$295.8

Days Payable Outstanding	34.8	32.1

Net Working Capital Days	8.0	8.0

Days Sales Outstanding: trade receivables, net divided by (monthly revenue divided by 30 days)

Days Inventory on Hand: inventory divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

Days Payable Outstanding: accounts payable divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

Net Working Capital Days: days sales outstanding plus days inventory on hand less days payable outstanding.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

(Gain)/loss on Sale of CareFusion Stock: realized gains and losses from the sale of our ownership of CareFusion common stock retained in connection with the spin-off

Other Spin-Off Costs: costs and tax charges incurred in connection with our spin-off of CareFusion that are not included in restructuring and employee severance, acquisition-related costs, impairments and loss on sale of assets and litigation (recoveries)/charges, net. Other spin-off costs include, among other things, the loss on extinguishment of debt and the income tax charge related to the anticipated repatriation of a portion of cash loaned to our entities within the United States

Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP - definitions of non-GAAP terms under historical definitions; new non-GAAP terms are described on the following pages

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs and (6) (gain)/loss on sale of CareFusion stock, each net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs and (6) (gain)/loss on sale of CareFusion stock) divided by (earnings before income taxes and discontinued operations adjusted for (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs and (6) (gain)/loss on sale of CareFusion stock)

Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs included within distribution, selling, general and administrative expense

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs, (6) (gain)/loss on sale of CareFusion stock (7) CareFusion net earnings in discontinued operations, each net of tax) and divided by average shareholders’ equity adjusted for the $3.7 billion non-cash dividend issued in connection with the spin-off

Schedule 15

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NEW NON-GAAP RECONCILIATION

Note: Beginning in fiscal 2012, we will use new non-GAAP definitions. The new definitions exclude amortization of acquisition-related intangible assets in addition to the items currently excluded. The tables below present the new non-GAAP measures for each quarter of fiscal 2011, the comparable GAAP measures, and a reconciliation of the differences between GAAP measures, the new non-GAAP measures, and non-GAAP measures under the historical definitions.

(in millions, except per Common Share amounts)

	First Quarter 2011
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹		Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$364	52%	$424	$130		$294	N.M.	$0.84	N.M.
Restructuring and Employee Severance	$2		$2	$1		$1		—
Acquisition-Related Costs	$1		$1	—		$1		—
Impairments and Loss on Sale of Assets	$2		$2	$1		$1		—
Litigation (Recoveries)/Charges, Net	$1		$1	$1		$1		—
Other Spinoff Costs	$2		$2	$1		$1		—
(Gain)/Loss on Sale of CareFusion Stock	—		($75)	—		($75)		($0.21)
Historical Non-GAAP	$372	15%	$357	$133		$225	16%	$0.64	19%
Adjustment: Amoritization of Acquisition-Related Intangibles	$10		$10	$4		$6		$0.02
New Non-GAAP	$382	17%	$368	$136		$231	18%	$0.66	22%
New Non-GAAP Effective Tax Rate²				37.1	%³

	Second Quarter 2011
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹		Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$344	(6)%	$328	$113		$215	(7)%	$0.61	(5)%
Restructuring and Employee Severance	$3		$3	$1		$2		—
Acquisition-Related Costs	$18		$18	$2		$16		$0.05
Impairments and Loss on Sale of Assets	$2		$2	$1		$1		—
Litigation (Recoveries)/Charges, Net	$6		$6	—		$6		$0.02
Other Spinoff Costs	$5		$5	$2		$3		$0.01
(Gain)/Loss on Sale of CareFusion Stock	—		—	—		—		—
Historical Non-GAAP	$378	5%	$361	$119		$243	17%	$0.69	21%
Adjustment: Amoritization of Acquisition-Related Intangibles	$15		$15	$2		$13		$0.04
New Non-GAAP	$393	9%	$376	$121		$256	23%	$0.73	26%
New Non-GAAP Effective Tax Rate²				32.0%[4]

	Third Quarter 2011
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹		Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$447	22%	$425	$176		$250	11%	$0.71	15%
Restructuring and Employee Severance	$6		$6	$2		$4		$0.01
Acquisition-Related Costs	$3		$3	—		$2		$0.01
Impairments and Loss on Sale of Assets	$5		$5	$2		$3		$0.01
Litigation (Recoveries)/Charges, Net	$4		$4	—		$4		$0.01
Other Spinoff Costs	$1		$1	—		—		—
(Gain)/Loss on Sale of CareFusion Stock	—		$3	—		$3		$0.01
Historical Non-GAAP	$466	21%	$447	$181		$266	20%	$0.75	23%
Adjustment: Amoritization of Acquisition-Related Intangibles	$28		$28	$7		$21		$0.06
New Non-GAAP	$493	27%	$475	$188		$286	28%	$0.81	31%
New Non-GAAP Effective Tax Rate²				39.7%[5]

	Fourth Quarter 2011
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹		Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$359	7%	$341	$134		$207	7%	$0.58	7%
Restructuring and Employee Severance	$5		$5	$2		$3		$0.01
Acquisition-Related Costs	$1		$1	($2)		$3		$0.01
Impairments and Loss on Sale of Assets	—		—	—		—		—
Litigation (Recoveries)/Charges, Net	($6)		($6)	($2)		($3)		($0.01)
Other Spinoff Costs	$2		$2	$1		$1		—
(Gain)/Loss on Sale of CareFusion Stock	—		($4)	—		($4)		($0.01)
Historical Non-GAAP	$362	14%	$341	$133		$208	15%	$0.59	18%
Adjustment: Amoritization of Acquisition-Related Intangibles	$14		$14	$7		$6		$0.02
New Non-GAAP	$375	17%	$354	$140		$214	17%	$0.60	20%
New Non-GAAP Effective Tax Rate²				39.6%[6]

The sum of the components may not equal the total due to rounding.

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	The new non-GAAP effective tax rate is calculated by dividing the new non-GAAP provision for income taxes by the new non-GAAP earnings before income taxes and discontinued operations.
³	For Q1 FY11 the GAAP effective tax rate was 30.6% ($130/$424), and the non-GAAP effective tax rate was 37.1% ($133/$357) under the historical definition, and 37.1% ($136/$368) under the new non-GAAP definition.
[4]

For Q2 FY11 the GAAP effective tax rate was 34.4% ($113/$328), and the non-GAAP effective tax rate was 32.8% ($119/$361) under the historical definition, and 32.0% ($121/$376) under the new non-GAAP definition.

[5]

For Q3 FY11 the GAAP effective tax rate was 41.3% ($176/$425), and the non-GAAP effective tax rate was 40.5% ($181/$447) under the historical definition, and 39.7% ($188/$475) under the new non-GAAP definition.

[6]

For Q4 FY11 the GAAP effective tax rate was 39.3% ($134/$341), and the non-GAAP effective tax rate was 39.0% ($133/$341) under the historical definition, and 39.6% ($140/$354) under the new non-GAAP definition.

Schedule 16

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NEW NON-GAAP RECONCILIATION

Note: Beginning in fiscal 2012, we will use new non-GAAP definitions. The new definitions exclude amortization of acquisition-related intangible assets in addition to the items currently excluded. The tables below present the new non-GAAP measures for each quarter of fiscal 2010, the comparable GAAP measures, and a reconciliation of the differences between GAAP measures, the new non-GAAP measures, and non-GAAP measures under the historical definitions.

(in millions, except per Common Share amounts)

	First Quarter 2010
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹		Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$240	(16)%	$175	$237		($62)	N.M.	($0.17)	N.M.
Restructuring and Employee Severance	$60		$60	$17		$42		$0.12
Acquisition-Related Costs	—		—	—		—		—
Impairments and Loss on Sale of Assets	$24		$24	$8		$16		$0.04
Litigation (Recoveries)/Charges, Net	—		—	—		—		—
Other Spinoff Costs	—		$42	($156)		$198		$0.55
(Gain)/Loss on Sale of CareFusion Stock	—		—	—		—		—
Historical Non-GAAP	$323	4%	$300	$106		$194	15%	$0.54	15%
Adjustment: Amoritization of Acquisition-Related Intangibles	$3		$3	$1		$2		—
New Non-GAAP	$326	4%	$303	$107		$196	15%	$0.54	15%
New Non-GAAP Effective Tax Rate²				35.4	%³

	Second Quarter 2010
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹		Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$367	17%	$365	$135		$230	36%	$0.64	36%
Restructuring and Employee Severance	$10		$10	$3		$8		$0.02
Acquisition-Related Costs	$1		$1	—		—		—
Impairments and Loss on Sale of Assets	—		—	—		—		—
Litigation (Recoveries)/Charges, Net	($25)		($25)	($10)		($16)		($0.04)
Other Spinoff Costs	$5		$5	$1		$4		$0.01
(Gain)/Loss on Sale of CareFusion Stock	—		($20)	—		($20)		($0.06)
Historical Non-GAAP	$358	6%	$336	$129		$207	13%	$0.57	12%
Adjustment: Amoritization of Acquisition-Related Intangibles	$3		$3	$1		$2		—
New Non-GAAP	$361	6%	$339	$130		$208	13%	$0.58	14%
New Non-GAAP Effective Tax Rate²				38.5%[4]

	Third Quarter 2010
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹		Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$366	(4)%	$363	$138		$225	5%	$0.62	3%
Restructuring and Employee Severance	$14		$14	$10		$4		$0.01
Acquisition-Related Costs	($1)		($1)	—		—	—	—
Impairments and Loss on Sale of Assets	$4		$4	($12)		$16		$0.04
Litigation (Recoveries)/Charges, Net	($3)		($3)	($1)		($2)		($0.01)
Other Spinoff Costs	$4		$4	$1		$3		$0.01
(Gain)/Loss on Sale of CareFusion Stock	—		($23)	—		($23)		($0.06)
Historical Non-GAAP	$385	(7)%	$359	$137		$222	(6)%	$0.61	(8)%
Adjustment: Amoritization of Acquisition-Related Intangibles	$3		$3	$1		$2		—
New Non-GAAP	$388	(7)%	$362	$138		$224	(6)%	$0.62	(6)%
New Non-GAAP Effective Tax Rate²				38.2%[5]

	Fourth Quarter 2010
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹		Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$334	9%	$308	$115		$194	(4)%	$0.54	(4)%
Restructuring and Employee Severance	$6		$6	$2		$5		$0.01
Acquisition-Related Costs	$8		$8	$3		$6		$0.02
Impairments and Loss on Sale of Assets	$1		$1	($2)		$3		$0.01
Litigation (Recoveries)/Charges, Net	($34)		($34)	($12)		($21)		($0.06)
Other Spinoff Costs	$2		$2	$5		($3)		($0.01)
(Gain)/Loss on Sale of CareFusion Stock	—		($1)	—		($1)		—
Historical Non-GAAP	$317	(11)%	$291	$110		$181	(21)%	$0.50	(21)%
Adjustment: Amoritization of Acquisition-Related Intangibles	$2		$2	$1		$1		—
New Non-GAAP	$320	(11)%	$293	$110		$183	(21)%	$0.50	(22)%
New Non-GAAP Effective Tax Rate²				37.7%[6]

The sum of the components may not equal the total due to rounding.

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	The new non-GAAP effective tax rate is calculated by dividing the new non-GAAP provision for income taxes by the new non-GAAP earnings before income taxes and discontinued operations.
[3]

For Q1 FY10 the GAAP effective tax rate was 135.3% ($237/$175), and the non-GAAP effective tax rate was 35.4% ($106/$300) under the historical definition, and 35.4% ($107/$303) under the new non-GAAP definition.

[4]

For Q2 FY10 the GAAP effective tax rate was 36.9% ($135/$365), and the non-GAAP effective tax rate was 38.5% ($129/$336) under the historical definition, and 38.5% ($130/$339) under the new non-GAAP definition.

[5]

For Q3 FY10 the GAAP effective tax rate was 38.1% ($138/$363), and the non-GAAP effective tax rate was 38.2% ($137/$359) under the historical definition, and 38.2% ($138/$362) under the new non-GAAP definition.

[6]

For Q4 FY10 the GAAP effective tax rate was 37.2% ($115/$308), and the non-GAAP effective tax rate was 37.7% ($110/$291) under the historical definition, and 37.7% ($110/$293) under the new non-GAAP definition.

Schedule 17

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NEW NON-GAAP RECONCILIATION

Note: Beginning in fiscal 2012, we will use new non-GAAP definitions. The new definitions exclude amortization of acquisition-related intangible assets in addition to the items currently excluded. The tables below present the new non-GAAP measures for fiscal year 2011 and fiscal year 2010, the comparable GAAP measures and a reconciliation of the differences between the GAAP measures, the new non-GAAP measures and non-GAAP measures under the historical definition.

(in millions, except per Common Share amounts)

	Fiscal Year 2011
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹		Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$1,514	16%	$1,518	$552		$966	65%	$2.74	69%
Restructuring and Employee Severance	$16		$16	$6		$10		$0.03
Acquisition-Related Costs	$23		$23	$1		$22		$0.06
Impairments and Loss on Sale of Assets	$9		$9	$3		$5		$0.02
Litigation (Recoveries)/Charges, Net	$6		$6	($1)		$7		$0.02
Other Spinoff Costs	$10		$10	$4		$6		$0.02
Gain on Sale of CareFusion Stock	—		($75)	—		($75)		($0.21)
Historical Non-GAAP	$1,577	14%	$1,506	$565		$941	17%	$2.67	20%
Adjustment: Amoritization of Acquisition-Related Intangibles	$67		$67	$21		$46		$0.13
New Non-GAAP	$1,644	18%	$1,573	$585		$988	22%	$2.80	25%
New Non-GAAP Effective Tax Rate²				37.2	%³

	Fiscal Year 2010
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹		Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$1,307	1%	$1,212	$625		$587	(23)%	$1.62	(23)%
Restructuring and Employee Severance	$91		$91	$32		$59		$0.16
Acquisition-Related Costs	$8		$8	$3		$6		$0.02
Impairments and Loss on Sale of Assets	$29		$29	($5)		$34		$0.09
Litigation (Recoveries)/Charges, Net	($62)		($62)	($23)		($39)		($0.11)
Other Spinoff Costs	$11		$53	($149)		$202		$0.56
Gain on Sale of CareFusion Stock	—		($45)	—		($45)		($0.12)
Historical Non-GAAP	$1,383	(2)%	$1,286	$482		$804	(2)%	$2.22	(2)%
Adjustment: Amoritization of Acquisition-Related Intangibles	$10		$10	$4		$7		$0.02
New Non-GAAP	$1,394	(3)%	$1,296	$486		$810	(2)%	$2.24	(2)%
New Non-GAAP Effective Tax Rate²				37.5%[4]

The sum of the components may not equal the total due to rounding.

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	The new non-GAAP effective tax rate is calculated by dividing the new non-GAAP provision for income taxes by the new non-GAAP earnings before income taxes and discontinued operations.
³	For FY11 the GAAP effective tax rate was 36.4% ($552/$1,518), and the non-GAAP effective tax rate was 37.5% ($565/$1,506) under the historical definition, and 37.2% ($585/$1,573) under the new non-GAAP definition.
[4]

For FY10 the GAAP effective tax rate was 51.6% ($625/$1,212), and the non-GAAP effective tax rate was 37.5% ($482/$1,286) under the historical definition, and 37.5% ($486/$1,296) under the new non-GAAP definition.

Forward-Looking Non-GAAP Financial Measures

We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis under a new definition that excludes amortization of acquisition-related intangible assets, which we currently estimate to be $0.14 for fiscal 2012. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, acquisition-related costs, impairments and loss on sale of assets, litigation (recoveries)/charges, net, and other spin-off costs, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Schedule 18

CARDINAL HEALTH, INC. AND SUBSIDARIES

RECONCILIATION OF SEGMENT PROFIT TO ADJUSTED SEGMENT PROFIT

Note: Beginning in fiscal 2012, we will use a new measure for computing segment profit. The new measure excludes amortization of acquisition-related intangible assets in addition to the items currently excluded from segment profit. The tables below present segment profit as historically presented as well as segment profit adjusted to exclude amortization of acquisition-related intangible assets for each quarter and full year of fiscal 2011 and 2010.

(in millions)	Fiscal 2011	Fourth Quarter 2011	Third Quarter 2011	Second Quarter 2011	First Quarter 2011	Fiscal 2010	Fourth Quarter 2010	Third Quarter 2010	Second Quarter 2010	First Quarter 2010

PHARMACEUTICAL

As Reported;
Segment Profit
Amount	$1,265	$295	$384	$289	$296	$1,002	$227	$307	$260	$208
Growth Rate	26%	30%	25%	11%	42%	(3)%	(17)%	7%	(1)%	(2)%
Mix	77%	79%	78%	74%	78%	70%	69%	74%	72%	64%
Segment Profit Margin	1.35%	1.21%	1.61%	1.25%	1.33%	1.12%	1.02%	1.38%	1.14%	0.92%

Adjustment:
Amortization of acquisition-related intangibles	$64	$13	$27	$14	$10	$10	$2	$3	$2	$3

As Adjusted:

Segment Profit - As Adjusted
Amount	$1,329	$308	$411	$304	$306	$1,011	$229	$309	$262	$211
Growth Rate	31%	34%	33%	16%	45%	(4)%	(17)%	7%	(1)%	(2)%
Mix	78%	80%	79%	75%	79%	70%	69%	74%	72%	65%
Segment Profit Margin	1.42%	1.26%	1.73%	1.31%	1.37%	1.13%	1.03%	1.39%	1.15%	0.94%

(in millions)	Fiscal 2011	Fourth Quarter 2011	Third Quarter 2011	Second Quarter 2011	First Quarter 2011	Fiscal 2010	Fourth Quarter 2010	Third Quarter 2010	Second Quarter 2010	First Quarter 2010

MEDICAL

As Reported;
Segment Profit
Amount	$370	$78	$107	$102	$83	$428	$102	$108	$103	$115
Growth Rate	(14)%	(24)%	(1)%	0%	(28)%	11%	22%	(16)%	38%	17%
Mix	23%	21%	22%	26%	22%	30%	31%	26%	28%	36%
Segment Profit Margin	4.15%	3.35%	4.80%	4.63%	3.82%	4.89%	4.75%	5.08%	4.59%	5.13%

Adjustment:
Amortization of acquisition-related intangibles	$3	$1	$1	$1	$1	$1	$0	$0	$0	$0

Segment Profit - As Adjusted
Amount	$373	$78	$108	$103	$84	$429	$103	$108	$103	$115
Growth Rate	(13)%	(24)%	0%	0%	(27)%	11%	22%	(16)%	37%	17%
Mix	22%	20%	21%	25%	21%	30%	31%	26%	28%	35%
Segment Profit Margin	4.18%	3.38%	4.84%	4.67%	3.85%	4.90%	4.76%	5.09%	4.60%	5.15%

The sum of the components may not equal the total due to rounding.